UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2013, Primus Telecommunications Group, Incorporated (the “Company”) announced that Peter D. Aquino, who has served as our Executive Chairman since January 2013, resigned from all positions with the Company, effective April 30, 2013.

In connection with Mr. Aquino’s resignation, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Aquino. Pursuant to the Separation Agreement, Mr. Aquino’s employment with the Company is deemed terminated without cause for purposes of that certain Employment Agreement, dated October 12, 2010 (as amended on January 17, 2013, the “Employment Agreement”), between Mr. Aquino and the Company, and Mr. Aquino became entitled to the following severance benefits: (i) severance pay equal to $2,800,000, such payment to be made in a lump sum on May 15, 2013; (ii) a bonus in the amount of $750,000, payable in a lump sum on May 15, 2013; (iii) all outstanding stock options and other grants (including all amounts or restricted stock units (“RSUs”) payable or granted under Mr. Aquino’s short term incentive awards pursuant to the Employment Agreement), as applicable, becoming 100% vested and exercisable, payable or deliverable (as applicable) in accordance with their terms, which resulted in (A) the accelerated vesting of 41,586 unvested RSUs held by Mr. Aquino and a payment of $166,344 for dividend equivalents accrued with respect to such unvested RSUs and (B) a payment of $2,872,500 with respect to Mr. Aquino’s unpaid short term incentive awards, payable in a lump sum on May 15, 2013, and (iv) if Mr. Aquino elects to continue his health insurance under COBRA, the Company will pay the COBRA premiums until April 30, 2014.

The Separation Agreement also contains customary release and non-disparagement provisions. The Separation Agreement terminates and supersedes the Employment Agreement, except for the provisions of the Employment Agreement addressing confidentiality, competitive activities and inventions.

The foregoing description of (i) the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference and (ii) the Employment Agreement is qualified in its entirety by reference to the full text of the original agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 13, 2010, and the January 17, 2013 amendment to such original agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 18, 2013.

In connection with Mr. Aquino’s separation from the Company, the Company’s Board of Directors (the “Board”) (i) reduced the size of the Board from five to four members and (ii) appointed Neil S. Subin to serve as Chairman of the Board, in each case effective May 1, 2013.

Item 8.01	Other Events

On April 26, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, relating to the resignation of Mr. Aquino, the appointment of Mr. Subin as Chairman of the Board and the reduction of the size of the Board.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation and Release Agreement, dated April 26, 2013, by and between Primus Telecommunications Group, Incorporated and Peter D. Aquino.

99.1	Press Release, dated April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primus Telecommunications Group, Incorporated (Registrant)

Date: April 26, 2013	By:	/s/ John D. Filipowicz
	Name:	John D. Filipowicz
	Title:	General Counsel, Corporate Secretary, Chief Compliance Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Release Agreement, dated April 26, 2013, by and between Primus Telecommunications Group, Incorporated and Peter D. Aquino.

99.1	Press Release, dated April 26, 2013.